Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the First Quarter 2025 and Updates 2025 Guidance
Achieved ~25% worldwide revenue growth and positive adjusted EBITDA

First Quarter 2025 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $47.3 million, representing growth of 24.9%
•U.S. revenue of $44.8 million, representing growth of 26.6%
•Gross margin of 79.7%, representing an improvement of 80 basis points
•Net loss of $6.5 million, representing an improvement of 40.0%
•Positive adjusted EBITDA of $0.5 million
•$144.4 million in cash and equivalents, with net cash usage in the quarter declining 31.7% to $5.6 million

Recent Operational Highlights (any comparisons are to the prior year period)
•Over 1,400 active U.S. physicians with 300 physicians added in the quarter, representing 27.3% growth
•CMS FY 2026 proposed hospital inpatient rule for New Technology Add-On Payment (“NTAP”) effective October 1, 2025, paying an additional amount up to $3,960 for procedures involving iFuse TORQ TNT

SANTA CLARA, Calif. May 5, 2025 - SI-BONE, Inc. (Nasdaq: SIBN), a medical device company dedicated to solving sacropelvic disorders, today reported financial results for the quarter ended March 31, 2025.

“Our momentum continues unabated with a strong start to 2025, as we outperformed across all our key value creation metrics. We delivered another quarter of stellar revenue growth, expanded our gross margins and exceeded profitability targets,” said Laura Francis, Chief Executive Officer. “The record number of active physicians added in the quarter illustrates the rapid progress on the adoption of our innovative products launched in the past year. Our focus on innovation backed by our strong commercial execution and operating rigor, has allowed us to build a resilient platform that is poised to continue to deliver outsized revenue growth.”

First Quarter 2025 Financial Results

Worldwide revenue was $47.3 million in the first quarter 2025, a 24.9% increase from $37.9 million in the corresponding period in 2024. U.S. revenue for the first quarter 2025 was $44.8 million, a 26.6% increase from $35.4 million in the corresponding period in 2024. U.S revenue growth benefited from the strong underlying procedure demand as well as the rollout of new products in the last 12 months. International revenue for the first quarter 2025 was $2.5 million, compared to $2.4 million in the corresponding period in 2024.

Gross profit was $37.7 million in the first quarter 2025, an increase of 26.2% from $29.9 million in the corresponding period in 2024. Gross margin was 79.7% for the first quarter 2025 compared to 78.9% in the corresponding period in 2024.

Operating expenses increased 7.8% to $45.2 million in the first quarter 2025, as compared to $41.9 million in the corresponding period in 2024. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout, as well as research and development investments related to future products.

Operating loss improved by 37.9% to $7.5 million in the first quarter 2025, as compared to an operating loss of $12.0 million in the corresponding period in 2024.

Net loss improved by 40.0% to $6.5 million, or $0.15 per diluted share in the first quarter 2025, as compared to a net loss of $10.9 million, or $0.27 per diluted share in the corresponding period in 2024.

Adjusted EBITDA was positive $0.5 million in the first quarter 2025, improving from an adjusted EBITDA loss of $4.0 million in the corresponding period in 2024.

Cash and equivalents as of March 31, 2025 were $144.4 million, compared to $150.0 million on December 31, 2024, representing $5.6 million in net cash usage during the first quarter 2025, an improvement of 31.7% from $8.2 million in net cash usage during the corresponding period in 2024.

Fiscal 2025 Updated Financial Guidance
SI-BONE expects 2025 worldwide revenue to be in the range of $193.5 million to $197.5 million, compared to the prior guidance of $193.5 million to $195.5 million. The updated guidance implies year-over-year growth of ~16% to ~18%. SI-BONE estimates full year 2025 gross margin to be 78%, and does not expect a material impact to gross margins from the recently announced tariffs. SI-BONE anticipates operating expenses to grow at ~10% at the mid-point of the revenue guidance and expects to deliver positive adjusted EBITDA for the full year 2025.

Fiscal Year 2025 Guidance
	New (May 5, 2025)	Prior (Feb 24, 2025)
Revenue	$193.5M - $197.5M ~16%-18% growth	$193.5M - $195.5M ~16%-17% growth
Gross Margin	78%	77% - 78%
Operating Expenses	~10% growth at revenue midpoint	~9% growth at revenue midpoint
Adjusted EBITDA	Positive	Positive

Webcast Information
SI-BONE will host a conference call to discuss the first quarter 2025 financial results after market close on Monday, May 5, 2025 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/ueassh6s. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 4,500 physicians in performing a total of over 120,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including two randomized controlled trials and over 160 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

iFuse Bedrock Granite, iFuse-TORQ TNT and SI-BONE are registered trademarks of SI-BONE, Inc. ©2025 SI-BONE, Inc. All Rights Reserved.

Forward-Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE’s ability to introduce and commercialize new products and indications, SI-BONE’s ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness or deterioration in economic conditions as a result of tariffs and retaliation by U.S. trading partners on the ability and desire of patients to undergo elective procedures including those using SI-BONE’s products, SI-BONE’s ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE’s products. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in SI-BONE’s most recent filing on Form 10-K, and SI-BONE’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov), especially under the caption “Risk Factors.” SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization, and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE’s reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
VP, FP&A, and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$47,290	$37,867
Cost of goods sold	9,595	8,002
Gross profit	37,695	29,865
Operating expenses:
Sales and marketing	30,681	29,387
Research and development	4,534	4,345
General and administrative	9,960	8,176
Total operating expenses	45,175	41,908
Loss from operations	(7,480)	(12,043)
Interest and other income (expense), net:
Interest income	1,592	2,113
Interest expense	(662)	(881)
Other income (expense), net	8	(93)
Net loss	$(6,542)	$(10,904)

Net loss per share, basic and diluted	$(0.15)	$(0.27)
Weighted-average number of common shares used to compute basic and diluted net loss per share	42,337,481	40,934,392

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$41,187	$34,948
Short-term investments	103,227	115,094
Accounts receivable, net	26,705	27,459
Inventory	30,379	27,074
Prepaid expenses and other current assets	2,704	3,204
Total current assets	204,202	207,779
Property and equipment, net	21,074	20,374
Operating lease right-of-use assets	1,702	1,984
Other non-current assets	302	300
TOTAL ASSETS	$227,280	$230,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,705	$6,488
Accrued liabilities and other	15,157	19,492
Operating lease liabilities, current portion	1,090	1,152
Total current liabilities	23,952	27,132
Long-term borrowings	35,481	35,452
Operating lease liabilities, net of current portion	583	879
Other long-term liabilities	—	10
TOTAL LIABILITIES	60,016	63,473

STOCKHOLDERS’ EQUITY
Common stock and additional paid-in capital	604,840	598,074
Accumulated other comprehensive income	320	244
Accumulated deficit	(437,896)	(431,354)
TOTAL STOCKHOLDERS’ EQUITY	167,264	166,964
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$227,280	$230,437

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(6,542)	$(10,904)
Interest income	(1,592)	(2,113)
Interest expense	662	881
Depreciation and amortization	1,278	1,089
Stock-based compensation	6,663	7,030
Adjusted EBITDA	$469	$(4,017)